Exhibit 3.1

Business Entity - Filing Acknowledgement 01/16/2026 Work Order Item Number: W2026011601427-4979774 Filing Number: 20265451567 Filing Type: Termination of Amendment After Issuance of Stock Filing Date/Time: 1/15/2026 2:25:00 PM Filing Page(s): 3 Indexed Entity Information: Entity ID: E0310802006-1 Entity Name: RIDGEFIELD ACQUISITION CORP. Entity Status: Active Expiration Date: None Commercial Registered Agent Registered Agents Inc * (N) 732 S 6TH ST, STE R, Las Vegas, NV 89101, USA FRANCISCO V. AGUILAR Secretary of State STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 2250 Las Vegas Blvd North North Las Vegas, NV 89030 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119

Filed in the Office of Secretary of State State Of Nevada Business Number E0310802006-1 Filing Number 20265451567 Filed On 1/15/2026 2:25:00 PM Number of Pages 3

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) Time: 3:00pm PST (must not be later than 90 days after the certificate is filed) 4. Effective Date and Time: (Optional) Date: 01/15/2026 5. Information Being Changed: (Domestic corporations only) Changes to takes the following effect: 6. Signature: (Required) Π Π The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. ☐ Articles have been added. Articles have been deleted. ☑ Other. The articles have been amended as follows: (provide article numbers, if available) 1:10,000 reverse stock split (see optional information below). -Signed by: Steven N. Brousou (attach additional page(s) if necessary) X Chief Executive Officer Signature of Officer or Authorized Signer X Title Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) The issued and outstanding shares of common stock of the Company will be subject to a 1-for-10, 000 reverse stock split in which every 10,000 shares will become one share. No fractional shares will be issued in the reverse split to any shareholder holding fewer than 10,000 shares of common stock immediately prior to the split; instead, those holders will receive a cash payment of $0.02 for each outstanding share of common stock they hold immediately before the split This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF RIDGEFIELD ACQUISITION CORP. Ridgefield Acquisition Corp., a corporation organized and existing under the laws of the State of Nevada (the "Corporation") does hereby certify: FIRST: That by unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Articles of Incorporation of the Corporation, declaring such amendment to be advisable and calling for the consideration of the proposed amendment by the shareholders of the Corporation. The resolutions setting forth the proposed amendment are as follows: RESOLVED FURTHER, that in order to effectuate a reverse split in the Corporation's shares of common stock, the Board of Directors of the Corporation hereby declares it advisable that ARTICLE THIRD of the Articles of Incorporation be amended by insertion immediately following the third paragraph thereof of the following new paragraph effecting a combination of the outstanding shares of common stock: "Without regard to any other provision of these Articles of Incorporation, each one (1) share of common stock, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be, and is hereby, automatically reclassified and changed (without any further act) into one ten-thousandth (1/10,000th) of a fully-paid and nonassessable share of common stock, without increasing or decreasing the amount of stated capital or paid-in surplus ofthe Corporation; provided, that no fractional shares shall be issued any holder of fewer than 10,000 shares of common stock immediately prior to the time this amendment becomes effective, and that instead issuing such fractional shares, the Corporation shall pay in cash the fair market value of such fractions of a share as of the time when this amendment becomes effective. The Corporation's authorized shares of common stock, each having a par value of $0.001 per share, shall not be changed." to of SECOND: That thereafter, said amendment was duly adopted by Written Consent of Shareholders holding more than a majority of the outstanding shares in accordance with Section 78.320 of the Nevada Revised Statutes. THIRD: That said amendment shall become effective at 6:00 p.m., Eastern Time, on January 15, 2026. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by a duly authorized officer this 15th day of January, 2026. RIDGEFIELD ACQUISITION CORP. By: -Signed by: Steven N. Brousou -A26B85CE284F4BE Name: Steven N. Bronson Title: Chief Executive Officer